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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 included in Miller Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP



Detroit, Michigan

June 16, 2000